Exhibit (c)(v)

DRAFT Indicative Financial Analysis Rio Tinto Banker Primary Methodologies TRQ Banker Primary Methodologies DCF at WACC with Synergies Discounted In-Production with Precedent Premiums Precedent Transactions & Transaction Costs Transaction Multiples $65.75 $58.38 $53.80 $43.50 $44.91 $34.51 Rio Tinto Offer: C$34.00 $29.00 $29.79 Driver (1) Standalone Range P / NAV P / Future NAV Discount Rate with 45% Premium (Model) (Model) Selected Range C$20—C$30 16.6%—18.7% 0.9x—1.1x 1.0x—1.3x 1. NAV as at 31-Dec-24. PROJECT ASTERIX